UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 7, 2013, Perry Ellis International, Inc. (the “Company”) entered into employment agreements with each of Messrs. George Feldenkreis and Oscar Feldenkreis pursuant to which Messrs. George Feldenkreis and Oscar Feldenkreis will continue to serve as the Company’s Chief Executive Officer, and President and Chief Operating Officer, respectively. The employment agreements for each of Messrs. George Feldenkreis and Oscar Feldenkreis expire at 11:59 p.m. on January 30, 2016.

Mr. George Feldenkreis’ employment agreement initially provides for an annual salary of not less than $1,000,000, subject to annual increases in the sole discretion of the Company’s Board of Directors. Mr. Feldenkreis is also eligible to participate in the Company’s annual incentive compensation plan with an annual threshold bonus opportunity equal to not less than 40% of his then current base salary, a target bonus opportunity (referred to as the “target bonus”) equal to not less than110% of his then current base salary and a maximum bonus opportunity equal to not less than 130% of his then current base salary. In each case, bonuses will be based on satisfaction of performance criteria established by the Company’s Compensation Committee for each fiscal year during the term of the agreement, which performance criteria will be set within the first three months of each fiscal year during the term of the employment agreement. Lastly, Mr. Feldenkreis is eligible to participate in the Company’s applicable long-term incentive compensation plan as may be established and modified by the Company’s Board of Directors in its sole discretion.

The employment agreement also prohibits Mr. George Feldenkreis from competing with the Company during the employment period and for two years after termination of his employment or upon expiration of the term of the agreement, as applicable. In addition, Mr. Feldenkreis is prohibited from soliciting or doing business with any of the Company’s customers or clients or employing or attempting to employ any employee of the Company (other than his personal administrative assistant(s)) for the purpose of causing such employee to terminate his or her employment with the Company during the employment period and for two years after termination of his employment for any reason except for the termination of Mr. George Feldenkreis’ employment upon expiration of the term of the agreement. The prohibition on non-solicitation of employees continues for one year after expiration of the term of the agreement.

Upon termination of Mr. George Feldenkreis’ employment by reason of his death or disability (as defined in his employment agreement), Mr. Feldenkreis or his estate will be entitled to receive a lump sum amount equal to (a) his base salary earned but not paid prior to the date of termination, (b) all annual incentive compensation awards with respect to any year prior to the year in which his termination occurred, which have been earned but have not yet been paid, (c) his pro rata target bonus, (d) all performance-based compensation payable in cash and based on a performance metric other than stock price, payable on a pro rata basis based on the portion of the performance period completed as of the date of termination assuming that all target goals had been achieved, (e) all premiums for health insurance for Mr. Feldenkreis, his spouse and his dependents for as long as they are eligible for COBRA coverage under the Company’s health plan, and (f) any other amounts earned under the employment agreement that have not been paid as of the termination of the employment agreement. All restricted stock, restricted stock units, performance shares, performance units, stock options, stock appreciation rights, and all other equity-based long-term incentive compensation awards will immediately vest as of the termination date and will be paid or distributed, as the case may be. In addition, all stock options held by Mr. Feldenkreis as of the date of his termination that were granted prior to February 1, 2008 shall remain exercisable until such times as they terminate in accordance with the terms of the applicable stock option agreements, and all stock options held by Mr. Feldenkreis as of the date of his termination that were granted on or after February 1, 2008 shall remain exercisable until the earlier of: (a) the stock option’s originally scheduled expiration date, or (b) the end of the one-year period immediately following the termination date.

Additionally, if the termination of Mr. George Feldenkreis’ employment agreement occurs without cause (as defined in his employment agreement) or for good reason, he will receive all of the amounts that would have been due to him in the event of his death or disability, as described above, except that (i) he shall receive, without pro ration, all of his annual incentive compensation award, based on the actual achievement of the performance goals as established under such arrangement, with respect to the year in which the termination occurs, payable when such annual incentive compensation award is paid to the Company’s other senior executives; (ii) he shall receive, without pro ration, all performance-based compensation payable in cash and based on a performance metric other than stock price, based on the actual achievement of the performance goals established under such arrangement, payable when such performance-based compensation is paid to the Company’s other senior executives; and (iii) all performance-based equity awards, which shall vest on the date that the performance goals established under such performance-based equity compensation arrangements are achieved. Additionally, Mr. Feldenkreis will receive a lump sum cash payment equal to 100% of the sum of (a) the greater of (i) his base salary at the time of termination or (ii) his base salary immediately prior to the reduction that gave rise to the termination for good reason, plus (b) the greater of (i) the target bonus in effect at the time of termination or (ii) the target bonus immediately prior to the reduction that gave rise to the termination for good reason.

Mr. George Feldenkreis’ agreement also provides for severance in the event he is terminated by the Company without cause within six months prior to or two years after a change in control, or if he quits for good reason during such period. In such case, he will be entitled to receive all of the amounts that would have been due to him in the event of his death or disability, as described above, plus a lump sum cash payment equal to 300% of the sum of (a) the greater of (i) his base salary at the time of termination or (ii) his base salary immediately prior to any reduction that gave rise to the termination for good reason, and (b) the greater of (i) the target bonus in effect at the time of termination or (ii) the target bonus immediately prior to the reduction that gave rise to the termination for good reason. Mr. Feldenkreis has also agreed that all of his future equity award agreements will provide for automatic vesting upon a change in control coupled with a termination of his employment without cause or for good reason (as defined in the employment agreement) within 24 months of the change in control.

If Mr. George Feldenkreis is terminated by the Company for a reason other than “cause” (as defined in his employment agreement) and the Company later determines that his employment could have been terminated by the Company for “cause,” then a “clawback” provision in his employment agreement requires the repayment to the Company immediately upon written demand by the Board of Directors of any amounts paid in conjunction with the termination for other than “cause,” which amounts would not have otherwise been due in the event of a termination for “cause.”

The employment agreement for Mr. Oscar Feldenkreis initially provides for an annual salary of not less than $1,000,000, subject to an annual increase at the sole discretion of the Company’s Board of Directors. Mr. Oscar Feldenkreis is also eligible to participate in the same annual incentive compensation plan (with the same percentage bonus opportunities), and to participate in the Company’s applicable long-term incentive compensation plan as may be established and modified by the Company’s Board of Directors in its sole discretion. Mr. Oscar Feldenkreis’ employment agreement contains termination and other provisions substantially the same as those set forth in George Feldenkreis’ employment agreement except that if Mr. Oscar Feldenkreis is terminated without cause (as defined in his employment agreement) or he quits for good reason, Mr. Oscar Feldenkreis will receive all of the same benefits Mr. George Feldenkreis would receive upon his death or disability plus a lump sum cash payment equal to 200% of the sum of (a) the greater of (i) his base salary at the time of termination or (ii) his base salary immediately prior to the reduction that gave rise to the termination for good reason, and (b) the greater of (i) the target bonus in effect at the time of termination or (ii) the target bonus immediately prior to the reduction that gave rise to the termination for good reason. Additionally, Mr. Oscar Feldenkreis’

employment agreement contains two additional circumstances under which his resignation would qualify as a resignation for good reason. Mr. Oscar Feldenkreis would be deemed to have resigned for good reason if (a) the Company fails to promote him to chief executive officer after George Feldenkreis ceased to serve as the Company’s chief executive officer for any reason (other than a termination of George Feldenkreis’ employment by us for “cause,” as is defined in Mr. George Feldenkreis’ employment agreement); or (b) following such promotion, the Company fails to retain Mr. Oscar Feldenkreis as its chief executive officer from the date of his promotion to the end of the term of his employment agreement.

The foregoing descriptions are subject to the complete terms of the employment agreements, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Employment Agreement by and between Perry Ellis International, Inc. and George Feldenkreis

	10.2	Employment Agreement by and between Perry Ellis International, Inc. and Oscar Feldenkreis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: May 10, 2013	By:	/s/ Cory Shade
Cory Shade, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Perry Ellis International, Inc. and George Feldenkreis

10.2	Employment Agreement by and between Perry Ellis International, Inc. and Oscar Feldenkreis